Exhibit 10.1

SECOND AMENDMENT TO THE

BUSINESS COMBINATION AGREEMENT AND PLAN OF REORGANIZATION

Dated as of August 8, 2024

This Second Amendment to the Business Combination Agreement and Plan of Reorganization, (this “Amendment”), is made and entered into as of the date first set forth above (the “Amendment Date”) by and among ROTH CH ACQUISITION V CO., a Delaware corporation (“Roth”), ROTH CH V MERGER SUB CORP., a Delaware corporation (“Merger Sub”), and New Era Helium Corp., a Nevada corporation (the “Company”). Each of Roth, Merger Sub and the Company may be referred to in this Agreement as a “Party,” or collectively as the “Parties.”

WHEREAS the Parties are all of the Parties to that certain Business Combination Agreement and Plan of Reorganization dated as of January 3, 2024, as amended on June 5, 2024, (as may be further amended, modified or supplemented from time to time, the “Business Combination Agreement”); and

WHEREAS, the Parties now desire to amend the Business Combination Agreement;

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Business Combination Agreement.

2.	Amendments. Pursuant to the provisions of Section 9.04 of the Business Combination Agreement, the following sections of the Business Combination Agreement are hereby amended and restated in their entirety to provide as follows:

(a)	Preliminary Statement C is amended to read as follows:

Upon the terms and subject to the conditions of this Agreement and in accordance with the Nevada Revised Statutes (the “NRS”) and the Delaware General Corporation Law (“DGCL”), Roth and the Company will enter into a business combination transaction pursuant to which (i) Roth will merge with and into a newly formed Nevada corporation named Roth CH V Holdings, Inc. (“Holdings”) which is a wholly owned subsidiary of Roth (the “Initial Merger”), and Holdings will be the survivor of the Initial Merger. Upon the formation of Holdings, it shall sign a joinder and become a party to this Agreement. Immediately subsequent to the Initial Merger, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Holdings.

(b)	Preliminary Statement D is amended to read as follows:

Each of the Parties hereto intend, for U.S. federal and applicable state income Tax purposes, that (i) the Initial Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, to which each of Roth and Holdings are parties under Section 368(b) of United States Internal Revenue Code of 1986, as amended (the “Code”) (the “Initial Merger Intended Tax Treatment”) and (ii) the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, to which each of Merger Sub and the Company are to be parties under Section 368(b) of the Code (the “Merger Intended Tax Treatment”), and this Agreement is intended to constitute a “plan of reorganization” with respect to each of the Initial Merger and the Merger within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and intend to file the statement required by Treasury Regulations Section 1.368-3(a).

(c)	The term “Intended Tax Treatment” shall be amended to read “Merger Intended Tax Treatment” in each instance.

(d)	The definition of “Company Merger Shares” in Section 1.01 is amended to read as follows:

“Company Merger Shares” means 9,000,000 shares of Holdings Common Stock which number shall be subject to adjustment based upon the Net Debt (which for the avoidance of doubt do not include Earnout Shares in an amount up to 1,000,000 shares of Holdings Common Stock). For purposes of the Company Merger Shares, such amount assumes the Net Debt. For every dollar in excess of the Net Debt at Closing the Company Merger Shares shall be increased by 1/10 of one share and for every dollar less than the Net Debt at Closing the Company Merger Shares shall be decreased by 1/10 of one share.

(e)	The definition of “Net Debt” in Section 1.01 is amended to read as follows:

“Net Debt” means the total Indebtedness of the Company and the Company Subsidiaries after subtracting all cash and liquid assets. Net Debt includes a net capital raise of $8,200,000, $500,000 of existing Indebtedness, and such other Indebtedness as may be agreed upon among the Parties from time to time.

(f)	Section 2.06 is hereby amended to read as follows:

The Initial Merger and the Merger are intended to qualify for the Initial Merger Intended Tax Treatment and the Merger Intended Tax Treatment, respectively. The Parties to this Agreement hereby (a) adopt this Agreement insofar as it relates to each of the Initial Merger and the Merger as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury regulations, (b) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury regulations, and (c) agree to file all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the Parties acknowledge and agree that, other than the representations set forth in Sections 4.14(q) and 5.15(q), no party is making any representation or warranty as to the qualification of either the Initial Merger or the Merger as a reorganization under Section 368(a) of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the Parties acknowledges and agrees that each such party (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if either the Initial Merger or the Merger is determined not to qualify for the Initial Merger Intended Tax Treatment or the Merger Intended Tax Treatment, respectively.

(g)	Section 9.01(b) is hereby amended to read as follows:

“by either Roth or the Company if the Effective Time shall not have occurred prior to October 31, 2024 (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 9.01(b) (Termination) by or on behalf of any Party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained in this Agreement and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII (CONDITIONS TO THE MERGER) on or prior to the Outside Date; or”

3.	Effect of Amendment; Full Force and Effect. This Amendment shall form a part of the Business Combination Agreement for all purposes, and each Party shall be bound hereby and this Amendment and the Business Combination Agreement shall be read and interpreted as one combined instrument. From and after the Amendment Date, each reference in the Business Combination Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Business Combination Agreement shall mean and be a reference to the Business Combination Agreement as amended by this Amendment. Except as herein expressly amended or otherwise provided herein, each and every term, condition, warranty and provision of the Business Combination Agreement shall remain in full force and effect, and such are hereby ratified, confirmed and approved by the Parties.

4.	Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof.

5.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed on its behalf as of the Amendment Date.

ROTH CH ACQUISITION V CO.

By:	/s/ John Lipman
	Name:	John Lipman
	Title:	Co-Chief Executive Officer

ROTH CH V MERGER SUB CORP.

By:	/s/ John Lipman
	Name:	John Lipman
	Title:	President

NEW ERA HELIUM CORP.

By:	/s/ E. Will Gray II
	Name:	E. Will Gray II
	Title:	Chief Executive Officer

[Signature Page to Second Amendment to Business Combination Agreement and Plan of Reorganization]

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